------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 23, 1998
                ------------------------------------------------


TO THE SHAREHOLDERS OF PEOPLES FINANCIAL CORP., INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of PEOPLES FINANCIAL CORP., INC. ("PFC" or the "Corporation") will be held at 10:00 a.m., local time, on Monday, March 23, 1998, at the Holiday Inn, Route 68 at I-80, Clarion, Pennsylvania 16214, for the following purposes:


          1. To elect eleven (11) Directors to serve for a one-year term and until their successors are elected and qualified;

          2. To ratify the selection of Edwards, Leap & Sauer of Pittsburgh, Pennsylvania, Certified Public Accountants, as the independent auditors for the Corporation for the year ending December 31, 1998; and

          3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on February 20, 1998, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1997 is being mailed with this Notice. Copies of the Corporation's Annual Report for the 1996 fiscal year may be obtained at no cost by contacting James L. Kifer, Executive Vice President, Peoples Financial Corp., Inc., 363 Broad Street, P.O. Box 186, New Bethlehem, Pennsylvania 16242, telephone (814) 275-3133.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and to help ensure that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                                          By Order of the Board of Directors,


                                          /s/ R.B. Robertson
                                          -------------------------------------
                                          Raleigh B. Robertson, President and
                                          Chief Executive Officer





February 27, 1998

                          PEOPLES FINANCIAL CORP., INC.

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON MARCH 23, 1998

                                     GENERAL


Introduction, Date, Time and Place of Annual Meeting

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PEOPLES FINANCIAL CORP., INC. ("PFC" or the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Monday, March 23, 1998, at 10:00 a.m., local time, at the Holiday Inn, Route 68 and I-80, Clarion, Pennsylvania 16214, and at any adjournment or postponement of the Annual Meeting.

     The principal executive office of the Corporation is located at the same place as the main office of the Corporation's subsidiary, PFC Bank (the "Bank"), Ford Street and Fourth Avenue, Ford City, Pennsylvania 16226. The telephone number for the Corporation is (412) 763-1221. All inquiries should be directed to James L. Kifer, Executive Vice President of the Corporation at (814) 275-3133.

Solicitation and Voting of Proxies

     This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about February 27, 1998.

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Director named below, and FOR the ratification of the selection of Edwards, Leap & Sauer, Certified Public Accountants, of Pittsburgh, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1998. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to Brian Henry, Secretary, Peoples Financial Corp., Inc., 363 Broad Street, New Bethlehem, Pennsylvania 16242; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Record Date

     At the close of business on February 20, 1998, the Corporation had issued and outstanding 882,168 shares of common stock, $0.30 par value, the Corporation's only authorized class of stock (the "Common Stock").

     Only holders of Common Stock of record at the close of business on February 20, 1998, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

Quorum

     Pursuant to the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting.


             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

     The following table sets forth, as of February 20, 1998, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5 percent of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned. Footnote disclosure is also set forth under the Table entitled "Beneficial Ownership by Officers, Directors and Nominees."

                                                               Percent of Outstanding
                                   Shares Beneficially               Common Stock
        Name and Address                Owned(1)                  Beneficially Owned
        ----------------                --------                  ------------------
J. Jack Sherman                            99,351                     11.26%
P.O. Box 324
Tionesta, PA 16353

C. Edward Dunmire                          67,304                      7.63%
425 Pine Hill Road
Kittanning, PA  16201

Howard Shreckengost                        61,466(2)                   6.97%
406 Vine Street
New Bethlehem, PA  16242

------------------

(1) For the definition of "beneficial ownership" see footnote 1 below under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees".

(2)  Mr. Shreckengost holds the shares jointly with his spouse.


Beneficial Ownership by Officers, Directors and Nominees

     The following table sets forth as of February 20, 1998, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each nominee and all officers and directors of the Corporation as a group.

    Name of Individual               Amount and Nature of           Percent
   or Identity of Group           Beneficial Ownership(1)(3)        of Class
   --------------------           --------------------------        --------

Frank T. Baker                          37,665(4)                     4.27%

Marlin F. Foreman                       10,440(5)                     1.18%

Brian Henry                                100                        0.01%

Darl Hetrick                            31,520(6)                     3.57%

Francis E. Kane                          6,111(7)                     0.69%

Raleigh B. Robertson                    14,189(8)                     1.61%

Raleigh B. Robertson, Jr.               27,294(9)                     3.09%

J. Jack Sherman                         99,351                       11.26%

Howard H. Shreckengost                  61,466(2)                     6.97%

William H. Toy                          20,860(10)                    2.36%

(All Officers and Directors as
a Group, 11 Persons in Total)          297,121                       33.68%

-----------------

(1) Beneficial ownership by an individual is determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 20, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

(2) See footnote 2 above under the caption "Principal Beneficial Owners of the Corporation's Stock."

(3)  Information furnished by the directors of the Corporation.

(4) Mr. Baker holds 35,605 shares jointly with his spouse and she holds 2,060 individually.

(5) Mr. Foreman holds 9,674 shares jointly with his daughter, 50 shares jointly with his granddaughter and 50 shares jointly with another granddaughter.

(6) Mr. Hetrick holds 29,839 shares jointly with his spouse, 315 shares jointly with his son and his spouse and son hold 1,366 shares jointly.

(7) Mr. Kane holds 666 shares, individually, and 5,445 shares jointly with his spouse.

(8) Mr. Raleigh B. Robertson holds 50 shares individually, 1,665 shares jointly with his spouse, 12,108 shares jointly with his son, Raleigh B. Robertson, Jr. and his spouse holds 366 shares individually.

(9) Mr. Raleigh B. Robertson, Jr. holds 11,158 shares jointly with his spouse, 2,014 shares jointly with his son, 2,014 shares jointly with her daughter and 12,108 shares jointly with his father, Raleigh B. Robertson.

(10) Mr. Toy holds 20,860 shares jointly with his spouse.


                              ELECTION OF DIRECTORS

     In accordance with the By-laws of the Corporation, at the 1998 Annual Meeting of Shareholders, eleven (11) Directors shall be elected to serve for a one-year term and until their successors are elected and qualified.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the 11 nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee or the seat will remain vacant, as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

     There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee.

          INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information with respect to the nominees for Director:

                                 Age as of                                                         Director
                                 March 1,                                                            Since
       Name                        1998                   Principal Occupation                 Corporation/Bank
       ----                        ----                   --------------------                 ----------------
Frank T. Baker                      62               Chairman of the Corporation,
                                                     Retired Professor, Indiana                    1984/1973
                                                     University of Pennsylvania

Marlin F. Foreman                   94               Retired                                       1984/1977

Brian Henry                         44               Self-employed in the                          1995/1995(1)
                                                     Health Care Industry

Darl Hetrick                        75               Owner, Hetrick's Farm                         1993/1993
                                                     Supply

Francis E. Kane                     78               Retired                                       1984/1955

Raleigh B. Robertson                69               President and Chief                           1993/1993
                                                     Executive Officer of
                                                     the Corporation and the
                                                     Bank

Raleigh B. Robertson, Jr.           46               Partner, R.B. Robertson &                     1995/1995(1)
                                                     Son, an oil and gas
                                                     business

Timothy P. Reddinger                38               President, TDK Coal Sales, Inc.                      --

J. Jack Sherman                     60               President, Sherman                            1995/1995(1)
                                                     Enterprises

Howard H. Shreckengost              60               Manager, Char-Val                             1995/1995(1)
                                                     Candy Company

William H. Toy                      68               Merchant (Textiles)                           1992/1992

--------------

(1) Elected to Board of Directors in connection with the merger of New Bethlehem Bank with and into the Bank. Messrs. Henry, Hetrick, Robertson, Robertson, Jr., Sherman and Shreckengost served on the Board of Directors of New Bethlehem Bank since 1986, 1983, 1985, 1994, 1994 and 1994, respectively.

     Each of the Directors attended at least 70 percent of the combined total number of meetings of the Corporation's and the Bank's Board of Directors, and the Committees of which he is a member, for the period in which he so served.

Principal Officers of the Corporation

     The following table sets forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                           Bank                Number of              Age as of
                                            Held         Employee            Shares Bene-              March 1,
        Name and Position                   Since          Since            ficially Owned              1998
        -----------------                   -----          -----            --------------              ----
Raleigh B. Robertson                         1995         1996(1)               14,189(2)                69
President and CEO

Frank T. Baker                               1997             (3)               37,665                   62
Chairman of the Board

James Kifer                                  1997         1995(4)                  233(5)                36
Executive Vice President

Brian Henry                                  1996             (3)                  100                   44
Secretary

-----------

(1) Was employee of New Bethlehem Bank from 1987 until December 31, 1994 and was a consultant to the Bank until he was appointed Chairman and CEO on April 17, 1996, then President and CEO on April 8, 1997.

(2) See footnote (8), Beneficial Ownership by Officers, Directors and Nominees table.

(3)  Not an employee of the Bank.

(4) Was employee of New Bethlehem Bank from 1984 until the merger (effective 4/1/95) of New Bethlehem Bank with and into the Bank.

(5)  Mr. Kifer holds the shares jointly with his spouse.


Remuneration of Officers and Directors

     The following table sets forth all cash compensation for services in all capacities paid by the Corporation and the Bank during 1997 (1) to each of the three most highly compensated executive officers and each director of the Corporation and the Bank to the extent such person's aggregate cash compensation exceeded $100,000 (2) to the two most highly compensated executive officers as a group and (3) to all officers and directors of the Corporation and its bank subsidiary as a group:

     The following table provides information concerning the aggregate annual remuneration of the highest paid persons (exceeding $100,000) who were officers or directors of PFC and PFC Bank during 1997.


                                            Summary Compensation Table
                                           Annual Compensation 1995-1997


                                                                          Annual Compensation
                                                                                                   Other Annual
Name and Principal Position                Year             Salary($)            Bonus($)          Compensation
---------------------------                ----             ---------            --------          ------------
Raleigh B. Robertson, President/CEO        1997              $130,893            $72,000          83,308.50 (1)
                                           1996              $ 62,330            $40,000          47,084.00 (2)
                                           1995                                  $42,000          86,977.00 (3)



-------------
(1)  Contingent compensation paid in 1997.

(2)  Includes $38,000 appraisal fees and $9,084 in Directors' fees.

(3) Includes $36,000 Consulting Fee, $32,914 appraisal fees and $18,063 in Directors' Fees.



                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR



                                                        Individual Grants
                                                        -----------------
           (a)                     (b)                 (c)              (d)           (e)               (f)           (g)
                                                                                                       5%($)         10%($)
                                Number of          % of Total
                               Securities         Options/SARs       Exercise                       Potential Realizable Value
                               Underlying          Granted to         or Base                        at Assumed Annual Rates
                              Options/SARs        Employees in         Price       Expiration      of Stock Price Appreciation
           Name                Granted (#)         Fiscal Year       ($/Share)        Date               for Option Term
           ----                -----------         -----------       ---------        ----               ---------------
Raleigh B. Robertson                                                               August 31,
President and CEO                 6,536               100%            $38.25          2002         $262,485.76      $275,002.20

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                                    YEAR AND FY-END OPTION/SAR VALUES


            (a)                         (b)                      (c)                    (d)                  (e)
                                                                                     Number of
                                                                                     Securities           Value of
                                                                                     Underlying          Unexercised
                                                                                    Unexercised         In-the-Money
                                                                                   Options/SARs         Options/SARs
                                                                                    at FY-End(#)        at FY-End(#)

                                Shares Acquired on                                  Exercisable/        Exercisable/
       Name                         Exercise(#)           Value Realized($)        Unexercisable        Unexercisable
       ----                         -----------           -----------------        -------------        -------------
Raleigh B. Robertson                   2,178                     -0-                  0/4,358          $0/$166,693.50
President and CEO




Legal Proceedings

     In the opinion of the management of the Corporation there are no proceedings pending to which the Corporation or the Bank is a party or to which its property is subject, which, if determined adversely to the Corporation would be material in relation to its undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incidental to the business of the Corporation or the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation or the Bank by government authorities.


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the Proxies for the ratification of the selection of Edwards, Leap & Sauer, Certified Public Accountants, of Pittsburgh, Pennsylvania, as the Corporation's independent auditors for the year ending December 31, 1998. Ratification of Edwards, Leap & Sauer, Certified Public Accountants, will require the affirmative vote of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. In the event that the shareholders do not ratify the selection of Edwards, Leap & Sauer as the Corporation's independent auditors for the year ending December 31, 1998, another accounting firm may be chosen to provide independent audit services for the 1998 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Edwards, Leap & Sauer as the independent auditors for the Corporation for the year ending December 31, 1998. A representative is expected to be present at the Annual Meeting to respond to appropriate questions.

                                  ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1997 is enclosed with the Proxy Statement.


                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement.

                          PEOPLES FINANCIAL CORP., INC.

                                      PROXY

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 23, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Raleigh B. Robertson and Brian Henry and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Peoples Financial Corp., Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Holiday Inn, Route 68 and I-80, Clarion, Pennsylvania 16214, on Monday, March 23, 1998, at 10:00 a.m., local time, and at any adjournment or postponement thereof as follows:

1.   ELECTION OF DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

              Frank T. Baker, Marlin F. Foreman, Brian Henry, Darl Hetrick, Francis E. Kane, Raleigh B. Robertson, Raleigh B. Robertson, Jr., Timothy P. Reddinger, J. Jack Sherman, Howard H. Shreckengost, William H. Toy

              [ ]    FOR all nominees               [ ]   WITHHOLD AUTHORITY
                     listed above (except                 to vote for all
                     as marked to the                      nominees listed
                     contrary below)                       above

(INSTRUCTION: IF YOU WISH TO WITHHOLD THE PROXIES' AUTHORITY TO VOTE FOR
ANY NOMINEE(S) FOR DIRECTOR LISTED ABOVE, DRAW A LINE THROUGH THE NOMINEE(S) NAME.)

       The Board of Directors recommends a vote FOR all of these nominees.


2. PROPOSAL TO RATIFY THE SELECTION OF EDWARDS, LEAP & SAUER OF PITTSBURGH, PENNSYLVANIA, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT AUDITORS FOR THE CORPORATION FOR THE YEAR ENDING DECEMBER 31, 1998.

              [ ] FOR               [ ] AGAINST             [ ] ABSTAIN

           The Board of Directors recommends a vote FOR this proposal.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.


Dated:               , 1998               -----------------------------------
                                          Signature

                                          -----------------------------------
                                          Signature
Number of Shares Held of
Record on February 20, 1998



     THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.